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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2007

COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	1-7160 (Commission File Number)	31-1101097 (I.R.S. Employer Identification No.)

2831 Dexter Drive, Elkhart, Indiana (Address of Principal Executive Offices)		46514 (Zip Code)

(574) 262-0123

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01

ENTRY INTO A MATERIAL DEFINTIVE AGREEMENT

On March 22, 2007, All American Building Systems, a division of the Registrant, entered into a standard purchase agreement with The Warrior Group, Inc.

The agreement calls for the Registrant to produce and deliver modular apartment buildings comprising 236 units for installation at the United States Army’s Fort Bliss in El Paso, Texas. The 236 units will house 472 soldiers. The aggregate purchase price to be paid to the Registrant for the units is approximately $11.5 million.

The agreement includes other customary covenants, including covenants relating to:

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Payment terms;

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Approval of designs and materials;

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Submission of disputes to arbitration;

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Indemnification of The Warrior Group for liabilities and expenses arising from the negligence of the Registrant;

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Maintenance of insurance; and

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Compliance with workplace safety laws.

On March 23, 2007, the Registrant issued a press release announcing the execution of the agreement. A copy of the press release is filed as Exhibit 99.1 to the report and is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit

99.1

Press Release dated March 23, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:  March 23, 2007

By:    /s/Jeffery A. Tryka

             Jeffery A. Tryka, Secretary

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